 Exhibit 99.1

Comerica: Driving our Evolution Lehman Brothers 2004 Financial Services Conference September 14, 2004

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability of business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are the implementation of Comerica's strategies and business models, changes in the demographics and expected economic growth in the markets in which Comerica operates, changes in interest rates, the results of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, changes in political, economic and regulatory stability in countries where Comerica operates, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Our Goal To deliver attractive total shareholder returns by: Generating consistent earnings growth Providing a healthy dividend payout Actively managing share buybacks

Long-Term Objectives

1999 2000 2001 2002 2003 2Q04 Target 0.5126 0.5088 0.5403 0.5059 0.5364 0.5508 0.5 On-going expense review process Flat 2004 versus 2003 expenses Create operating leverage Driving Efficiencies

Buyback Dividend 1993 8.25% 0.715 0.352 1994 8.12% 0.564 0.37 1995 7.62% 0.816 0.383 1996 6.36% 1.698 0.364 1997 5.65% 0.826 0.353 1998 5.68% 0.594 0.34 1999 6.41% 0.348 0.344 2000 6.62% 0.359 0.342 2001 7.30% 0.544 0.393 2002 7.39% 0.908 0.557 2003 8.04% 0.566 0.528 2004 8.00% 0.697 0.509 Average Payout Ratio Dividend 39% Total 72% Dividend Payout Ratio / Capital Structure Excludes Imperial Bancorp prior to 2001 and all restructuring charges. Tier 1 Common YTD

Recent Performance Highlights

2004 Trends Average loans slightly lower, with low- single digit end of period loan growth Low-single digit non-interest income growth, excluding securities gains Average net interest margin of about 3.80% $5 to $10 million reduction in non-interest expenses, excluding severance expense Average net charge-offs of approximately 50 - 55 basis points

Driving Our Evolution Resume Growth Improve Balance of business mix Unique approach to Relationships Drive Risk Management to industry-leading level Hold everyone Accountable

GROWTH & BALANCE

Growth & Balance Geographic and Line of Business Mix Announced new branches National franchise model Growing Small Business / Personal Financial Services Standardized products across all markets Exporting successful programs Strengthening Wealth & Institutional Management Business line managers oversee product disciplines Regional managers deliver all services in a region Broadening distribution of new and existing products

RELATIONSHIPS

Relationships Building on core relationship strengths Initial results of CFI retail customer satisfaction survey showed positive scores for branches Solid middle market satisfaction score in recent national survey Exiting non-relationship credits Completed Streamlining and standardizing products across regions Pivotal milestone in charter consolidation Nationwide product standardization and access for retail and commercial customers

RISK MANAGEMENT

Credit Risk Management Re-rate portfolio using enhanced rating models Approximately 80% of portfolio re-rated Expected to be complete by 9/30 Credit policies updated Reviewed and refreshed all significant credit policies Streamlined policies for better usability and accountability Fully implement portfolio analytics Using migration analysis for loan loss reserve calculation Began stress tests for certain portfolios Develop new credit technologies Continue to fully web enable all of our risk rating models Further development of our "life of the loan" platform

ACCOUNTABILITY

Accountability Business Bank Implemented relationship scorecards measures Invested in technology to analyze profitability of customers & business lines Wealth & Institutional Management Reorganized division using a matrix management structure Improved technology - better financial reporting and metrics Small Business and Personal Financial Services Standard branch metrics and performance goals across states Rolling out scorecards for branches and small business relationship managers Aligned business unit compensation with corporate strategy

A Final Word Growth Balance Relationships Risk Management Accountability